84672814_8 TCO GROUP HOLDINGS, L.P. EQUITY INCENTIVE PLAN 1. Defined Terms. Exhibit A, which is incorporated herein by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms. 2. Purpose. The Plan has been established to advance the interests of the Partnership and its Affiliates by providing for the grant to Participants of interests in the Partnership in the form of Class B Units. Subject to Section 16(c) of the Plan, it is intended that all Class B Units granted pursuant to the Plan qualify as “profits interests” of the Partnership within the meaning of Revenue Procedures 93-27 and 2001-43 and will be granted in exchange for a Participant’s services to, or for the benefit of, the Partnership, and the Plan, each Award Agreement and the LP Agreement will be interpreted and administered consistently with that intent. 3. Administration. The Administrator will administer the Plan and has the discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Award Agreement; to determine eligibility for and grant Awards; to determine, alter, amend, modify or waive the terms and conditions of any Award; to prescribe the purchase price or Hurdle Amount, if any, applicable to any Award; to prescribe forms, rules and procedures related to the Plan and any Award; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. All determinations of the Administrator made with respect to the Plan or any Award are conclusive and will bind all Persons. 4. Maximum Number of Units Subject to Plan. Subject to adjustment as provided in Section 8 of the Plan, a maximum number of 16,162,176.84 Class B Units will be available for grant under the Plan (the “Unit Pool”). For purposes of the Unit Pool, Class B Units will be treated as outstanding under the Plan on the date the award is granted and Class B Units that are cancelled or forfeited to the Partnership for no consideration will revert to the Unit Pool and again be available for grant. Following the grant of the maximum number of Class B Units available under the Unit Pool, no further Class B Units will be granted to any Participant except to the extent that Class B Units are made available again for grant under the Plan on account of the cancellation or forfeiture of previously-granted Class B Units or the Unit Pool is increased in accordance with the LP Agreement. 5. Eligibility and Participation. The Administrator will select Participants from among those employees of, and consultants, advisors and other service providers (including partners) to, the Partnership or any of its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Partnership. 6. Rules Applicable To Awards. (a) Award Provisions. The Administrator will determine the terms and conditions of all Awards and will furnish to each Participant an Award Agreement setting forth the terms and conditions applicable to the Participant’s Award. By accepting an Award or entering into an Award Agreement, the Participant agrees to the terms and conditions of the Award, the Award Agreement, the Plan and the LP Agreement.

-2- 84672814_8 (b) Transferability. Except as the Administrator expressly consents to in writing or as expressly set forth in the Participant’s Award Agreement, (i) unvested Awards may not be transferred; and (ii) vested Awards may be transferred only to the extent permitted under the LP Agreement, subject to the terms and conditions thereof. Notwithstanding any other provision set forth in this Plan or the LP Agreement to the contrary, Participants shall, at his or her sole election, be permitted to transfer all (but not less than all) of the Class B Units to the Sponsor Investors (pro rata based on their relative holdings of Class A Units at such time) and, upon such transfer, all of the transferred Class B Units shall immediately vest, provided, that, this sentence shall not apply to any Class B Units after the second anniversary of the applicable Class B Unit Grant Date, and thereafter shall be null and void and of no further force and effect. 7. Vesting. A Participant’s Award will vest on the terms and conditions set forth in the Participant’s Award Agreement. The Administrator may at any time and in its sole discretion accelerate the vesting of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. 8. Adjustments; Covered Transactions. (a) In the event of any Unit split, Unit dividend, combination of Units, recapitalization or other change in the Partnership’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718 (or any successor provision), the Administrator will make adjustments it determines are appropriate to the number of Class B Units that are available for grant under the Plan and will also make adjustments it determines are appropriate to Awards then-outstanding under the Plan, any Hurdle Amount applicable to such Awards, and any other provision of such Awards determined by the Administrator to be affected by such change. The Administrator may also make one or more adjustments of the type described in this Section 8(a) in connection with any other event if the Administrator determines that such adjustment(s) are appropriate to avoid distortion in the operation of the Plan. (b) The Administrator will determine the effect, if any, of a Covered Transaction on Awards, which determination may include, but is not limited to: (i) providing for the assumption or substitution of Awards by the acquiring or surviving entity (which may include requiring Participants holding unvested Awards to exchange or convert such unvested Awards for securities or other assets or rights that are the same or are different from the securities or other assets or rights received upon the exchange or conversion of Units generally in such Covered Transaction); (ii) providing for a cash-out of Awards (including for no consideration if the value of an Award, as determined by the Administrator, is zero at the time of the Covered Transaction); or (iii) providing for the termination of unvested Awards for no consideration. The Administrator may provide that Awards held by different Participants, or different portions of an Award or Awards held by a single Participant, will be treated differently in connection with a Covered Transaction. (c) Nothing in this Section 8 will limit the rights of the Administrator or the Partnership, the Sponsor Investors under the LP Agreement. 9. Taxes. The Administrator may make such provision for the withholding of taxes and other legally required amounts as it determines are necessary or desirable and any payment

-3- 84672814_8 to a Participant under the Plan is conditioned upon the full satisfaction of such withholding requirements. Any amounts withheld by the Partnership or any of its Affiliates pursuant to this Section 9 will be treated as though they had been paid directly to the applicable Participant. Each Participant agrees that, as a condition subsequent to the Participant’s receipt of an Award, within thirty (30) days following the date the Award is granted, the Participant will make an election under Section 83(b) of the Code in respect of the Award by filing such election form with the appropriate office of the Internal Revenue Service and will promptly provide a copy of such election to the Partnership. It is the sole responsibility of the Participant of the Award, and not the Partnership (or its Affiliates or Partnership Representative), to file the election under Section 83(b) of the Code even if such Participant requests that the Partnership (or its Affiliates or Partnership Representative) assist the Participant in making such filing. 10. Rights and Obligations as a Member. A Participant’s rights as a holder of Class B Units will be subject to the terms and conditions of the Plan, any applicable Award Agreement and the LP Agreement. Once an Award is granted, the Participant will have the rights and be subject to the obligations provided for under the LP Agreement; provided, however, that until all of the restrictions imposed under the applicable Award Agreement, if any, expire or have been removed, the Participant’s interest in such Class B Units will be subject to forfeiture as provided in the Plan and in the applicable Award Agreement. As a condition to receiving an Award, the Participant will become a party to the LP Agreement as a “Management Investor” thereunder with respect to the Class B Units subject to the Award, unless otherwise expressly provided in the Participant’s Award Agreement, and will be required to sign such customary investment, investment-intent and/or other documents as may be prescribed by the Administrator. 11. Rights Limited. Nothing in the Plan will be construed as giving any Person the right to continued Service. The grant of an Award to a Participant will not give the Participant the right to any Award in the future. The loss of potential appreciation in an Award will not constitute an element of damages in the event of termination of a Participant’s Service for any reason, even if such termination of Service is in violation of an obligation of the Partnership or any of its Affiliates to the Participant. 12. Section 409A. Subject to Section 16(c) of the Plan, Awards under the Plan are intended to be exempt from the rules of Section 409A and will be construed and administered consistently with that intent. 13. Payment of Awards. Participants will receive distributions or other payments in respect of their Awards, if any, in accordance with the terms of the LP Agreement. 14. Calculations. (a) In the event of a Change of Control or Initial Public Offering that is treated as a Wind-Up Date, for the purposes of calculating IRR and MOIC, the Residual Interest (after giving effect to the Change of Control or Initial Public Offering and without duplication) shall be treated as an Apax Return. (b) The IRR and MOIC computations shall be made on a pro forma basis taking into account the vesting and payment of any entitlements under outstanding incentive

-4- 84672814_8 equity or equity-based awards of the Partnership or any of its Affiliates (including any Incentive Units granted hereunder) (collectively, the “Equity Awards”), such that, if the IRR or MOIC threshold is achieved, but, after the vesting and payment of any entitlements under the Equity Awards resulting from such achievement, such IRR or MOIC threshold would no longer be achieved, or would be achieved to a lesser extent, such vesting shall not take effect or shall be reduced accordingly; to the extent a reduction would be warranted pursuant to the preceding clause, the Administrator shall calculate, by using an iterative process, that portion of all unvested Equity Awards which would result in the relevant threshold being met and allocate such vesting pro-rata among the holders of such Equity Awards based on their relative unvested Equity Awards holdings. For the avoidance of doubt, no Equity Awards will vest to the extent that the relevant threshold would not be met after taking into account such vesting. The Administrator’s determinations shall be final, binding and conclusive upon all Persons absent manifest error. 15. Amendment and Termination. The Administrator may at any time or times amend the Plan, any Award or any Award Agreement for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided that except as otherwise expressly provided in the Plan, the applicable Award Agreement, or the LP Agreement, the Administrator may not, without the Participant’s consent, amend the terms of this Plan or an outstanding Award so as to materially and adversely affect the Participant’s rights under such Award, except to the extent the Administrator reserved the right to do so in the Plan, the applicable Award Agreement or the LP Agreement. For the avoidance of doubt, an adjustment to an Award pursuant to the terms of the LP Agreement or Section 8 of the Plan or any other action taken with respect to the Class B Units under the terms of the LP Agreement will not be treated as an amendment requiring the Participant’s consent. 16. Other Compensation Arrangements. The existence of the Plan or the grant of any Award will not in any way affect the right of the Partnership or any of its Affiliates to award a Person bonuses or other compensation in addition to Awards under the Plan. 17. Miscellaneous. (a) Conditions to Ownership of Awards. The Partnership will not be required to issue any Class B Units as part of an Award prior to fulfillment of all of the following conditions: (i) the completion of any registration, exemption from registration or other qualification of the applicable Class B Units under any state, federal or non-U.S. law, or under the rules or regulations of the Securities and Exchange Commission or any other state, federal or non-U.S. regulatory body which the Administrator deem necessary or advisable; (ii) the obtaining of any approval or other clearance from any state, federal or non-U.S. governmental agency that the Administrator determines to be necessary or advisable; and (iii) the receipt by the Partnership of any other document or agreement required by the Administrator in connection with the grant of an Award. (b) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives, to the maximum extent permitted under applicable law, any right to a trial by jury in any dispute, action, proceeding, cause of action or counterclaim concerning any rights under the Plan or with respect to any Award, any Award Agreement or under any amendment,

-5- 84672814_8 waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceeding or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Partnership or any Affiliate has represented, expressly or otherwise, that the Partnership would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. (c) Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award Agreement, none of the Partnership, any Affiliate of the Partnership, the Administrator, or any Person acting on behalf of the Partnership, any of its Affiliates or the Administrator, will be liable to any Participant, to the estate or beneficiary of any Participant or to any other Person by reason of any acceleration of income, any additional tax, or any other tax or liability asserted by reason of the failure of an Award to satisfy the requirements of Section 409A, by reason of Section 4999 of the Code, or by reason of the failure of any Class B Unit to be treated or qualify as a profits interest, or to be subject to any given tax treatment, for U.S. federal income tax or any other purpose. (d) Indemnification. To the fullest extent permitted by applicable law, the members, partners, officers, employees and agents of the Administrator (solely in their capacities as such and not, for the avoidance of doubt, in their capacity as Participants) will be indemnified and held harmless by the Partnership from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan. The foregoing right of indemnification is not exclusive of any other rights of indemnification to which such Persons may be entitled as a matter of law, or otherwise, or any power that the Partnership may have to indemnify them or hold them harmless.

-6- 84672814_8 18. Governing Law. Except as otherwise provided by the express terms of an Award Agreement, the validity, construction, and effect of the Plan and of Awards under the Plan, and of any determinations or decisions made by the Administrator relating to the Plan or to an Award under the Plan, and the rights of any and all Persons having, or claiming to have, any interest under the Plan or an Award under the Plan, will be governed by and construed in accordance with the laws of the State of Delaware, without regard to otherwise governing principles of conflicts of law. Any action or suit with respect to the Plan or an Award Agreement will be brought in the federal or state courts of the State of Delaware, and, by accepting an Award, each Participant agrees to submit to the personal jurisdiction and venue thereof. 19. Establishment of Sub-Plans. The Administrator may from time to time establish one or more sub-plans under the Plan for the purpose of satisfying applicable blue sky, securities, tax or other laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it determines are necessary or desirable; and (ii) such additional or alternative terms and conditions as it determines are necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction. 20. Entire Agreement. The Plan, any applicable Award Agreements and the LP Agreement constitute the entire agreement with respect to the subject matter hereof and thereof. In the event of any inconsistency between the Plan and an Award Agreement, the terms and conditions of the Plan will control. In the event of any inconsistency between the LP Agreement and the Plan or an Award Agreement, the LP Agreement will control, except to the extent expressly set forth in the Plan or an Award Agreement. [The remainder of this page is intentionally left blank.]

A-1 84672814_8 EXHIBIT A Definitions of Terms The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below: “Administrator” means the Board. The Administrator may delegate its authority to a committee of the Board or such other Person or Persons as it deems appropriate, in which case references to the “Administrator” in the Plan will be construed as references to such committee, Person or Persons to the extent of such delegated authority. “Affiliate” has the same meaning as under the LP Agreement. “Apax Investments” means, as of any date, without duplication, the aggregate of the purchase price paid or contributions made by the Apax Investors, regardless of how structured (including through a merger or contribution of securities), with respect to or in exchange for equity or other securities or instruments of the Partnership or its direct or indirect controlled Affiliates, at the Closing Date and through such date (on a cumulative basis). “Apax Investor” has the same meaning as under the LP Agreement. “Apax Returns” means, as of any date, without duplication, the aggregate of all cash received by the Apax Investors after the Closing Date and through such date with respect to the Apax Investments, including proceeds from the sale of securities of the Partnership, whether by way of merger, stock sale or otherwise, and from cash dividends and other cash distributions made by the Partnership with respect to securities of the Partnership or its direct or indirect controlled Affiliates, but excluding directors fees and expense reimbursements and net of any unreimbursed expenses incurred by the Apax Investors in connection with any transaction giving rise to Apax Returns. “Award” means an award of Class B Units granted under the Plan or, as the context requires, a portion of such an award. “Award Agreement” means a written agreement between the Partnership and a Participant evidencing an Award. “Board” has the same meaning as under the LP Agreement. “Cause” has the same meaning as under the LP Agreement. “Change of Control” has the same meaning as under the LP Agreement. “Class B Unit” has the same meaning as under the LP Agreement. “Code” means the U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time amended and in effect. For the avoidance of doubt, any reference to any section of the Code includes reference to any

A-2 84672814_8 regulations (including proposed or temporary regulations) promulgated under that section and any Internal Revenue Service guidance thereunder. “Closing Date” means July 27, 2020. “Covered Transaction” means any transaction (i) in which one or more classes of securities issued by the Partnership are converted into, or exchanged for, securities in another form issued by the Partnership, any of its direct or indirect Affiliates, a newly-formed parent or affiliated Persons; (ii) in which the Partnership merges or otherwise combines with one or more Affiliates of the Partnership with the Partnership surviving any such combination; (iii) that results in the dissolution or liquidation of the Partnership; (iv) a Change of Control, (v) an Initial Public Offering or (vi) that the Administrator otherwise determines to be a Covered Transaction. “Fair Market Value” means the fair market value as determined by the Administrator, provided that in connection with any Initial Public Offering that is treated as a Wind-Up Event, the Fair Market Value shall be based on the per share price listed on the cover page to the prospectus for such Initial Public Offering. “Hurdle Amount” means, with respect to any Class B Unit, the amount determined by the Board, which amount shall not be less than the aggregate amount of distributions which would be made on the date of grant if there were a hypothetical sale of the assets of the Partnership for a price negotiated at arms’ length between a willing buyer and a willing seller (without discount for lack of control or lack of liquidity) and as if such distributions were made in liquidation of the Partnership pursuant to Section 4.1Error! Reference source not found. of the LP Agreement; provided, that any such Hurdle Amount may be subsequently adjusted, in a manner reasonably determined by the Board, to ensure that the Class B Units qualify as a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43 upon issuance. “Initial Public Offering” has the meaning set forth in the LP Agreement. “IRR” means, as of any particular date, the internal rate of return for the Apax Investor, as determined by the Administrator in good faith, calculated based on (a) the Apax Returns as of such date, and (b) the Apax Investments as of such date. For purposes of the net present value calculation, (i) Apax Returns shall be positive numbers; (ii) Apax Investments shall be negative numbers; and (iii) the Apax Returns and the Apax Investments shall be deemed to have been received or made on the first day of the month nearest to the actual date of such receipt or payment. The IRR shall be calculated on the basis of the actual number of days from the investment of the Apax Investments to the realization of the Apax Returns on a continuously compounded basis. “LP Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership dated July 27, 2020, as from time to time amended and in effect. “MOIC” means, as of any particular date, the quotient of (a) the Apax Returns divided by (b) the Apax Investments.

A-3 84672814_8 “Partnership” means TCO Group Holdings, L.P., a Delaware limited company. “Partnership Representative” has the same meaning as under the LP Agreement. “Partnership Sale” has the same meaning as under the LP Agreement. “Participant” means an eligible employee, consultant, advisor or service provider (as provided in Section 5) who is granted an Award under the Plan. “Person” has the same meaning as under the LP Agreement. “Plan” means this TCO Group Holdings, L.P. Equity Incentive Plan, as from time to time amended and in effect. “Residual Interest” means, without duplication, as of any particular date, the Fair Market Value of the Apax Investor’s residual Apax Investments (including any illiquid proceeds received by the Apax Investor in respect of the Apax Investments). “Section 409A” means Section 409A of the Code. “Service” means a Participant’s employment or other service relationship with the Partnership and/or any of its Affiliates. Unless the Administrator provides otherwise, a Participant who receives an Award in his or her capacity as an employee will be deemed to cease Service when the employment relationship with the Partnership and/or its Affiliate(s), as applicable, ceases and a Participant who receives an Award in any other capacity will be deemed to continue Services so long as the Participant is providing substantial services in a capacity and to the Partnership or one of its Affiliates. If a Participant’s relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant will be deemed to cease Service when the entity ceases to be an Affiliate unless the Participant transfers Service to the Partnership or any of its remaining Affiliates. “Sponsor Investors” has the same meaning as under the LP Agreement. “WCAS Investor” has the same meaning as under the LP Agreement. “Wind-Up Date” means the first date on which all Sponsor Investors no longer, directly or indirectly, hold any equity securities of the Partnership and no longer hold any equity interest received by the Sponsor Investors in respect of any such equity securities held or previously held by the Sponsor Investors; provided, that, the Administrator in its sole discretion may elect to treat an Initial Public Offering as a Wind-Up Date, in which case the Residual Interest shall be treated as an Apax Return.